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                                EXHIBIT (d)(2)(b)
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                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                                       AND
                     VILLANOVA GLOBAL ASSET MANAGEMENT TRUST

                           Effective December 18, 2001


FUNDS OF THE TRUST                          ADVISORY FEES                  EFFECTIVE DATE
Gartmore GVIT Emerging Markets Fund. . . .  1.15% of the Fund's average    August 30, 2000
                                            daily net assets

Gartmore GVIT International Growth Fund. .  1.00% of the Fund's average    August 30, 2000
                                            daily net assets

Gartmore GVIT Global Leaders Fund. . . . .  1.00% of the Fund's average    Not Seeded
                                            daily net assets

Gartmore GVIT European Leaders Fund. . . .  1.00% of the Fund's average    Not Seeded
  (formerly Gartmore NSAT European . . . .  daily net assets
   Growth Fund)

Gartmore GVIT Global Small Companies Fund.  1.15% of the Fund's average    Not Seeded
                                            daily net assets

Gartmore GVIT OTC Fund . . . . . . . . . .  1.00% of the Fund's average    Not Seeded
                                            daily net assets

Gartmore GVIT Asia Pacific Leaders Fund. .  1.00% of the Fund's average    Not Seeded
                                            daily net assets

Gartmore GVIT Global Financial . . . . . .  1.00% of the Fund's average    December 18, 2001
   Services Fund . . . . . . . . . . . . .  daily net assets

Gartmore GVIT Global Utilities Fund. . . .  0.80% of the Fund's average    December 18, 2001
                                            daily net assets

                                                 ADVISER
                                                 VILLANOVA  GLOBAL  ASSET  MANAGEMENT  TRUST

                                                 By:  /s/  Kevin  S.  Crossett
                                                 Name:  Kevin  S.  Crossett
                                                 Title:  V.P.  -  Assistant  General  Counsel

                                                TRUST
                                                NATIONWIDE  SEPARATE  ACCOUNT  TRUST

                                                By:  /s/  Dina  Tantra
                                                Name:  Dina  Tantra
                                                Title:  Assistant  Treasurer


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